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                        THE WESTERN SIZZLIN CORPORATION

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
              DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS
                               AUGUST ___, 1999

     The undersigned hereby constitutes and appoints Victor F. Foti and Robyn
B. Mabe, with full power to act alone or together, or any substitute appointed by either of them as the undersigned's agent, attorney and proxy to vote the number of shares the undersigned would be entitled to vote if personally present at the Special Meeting of the Stockholders of The WesterN SizzliN Corporation to be held at the _____________________________, Charlotte, North Carolina, on the _____ day of August, 1999, at 10:00 a.m. or any adjournments thereof, as indicated hereon.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER.   IF NO DIRECTION IS MADE, THIS PROXY
WILL BE VOTED FOR THE ADOPTION OF THE MERGER AND AGREEMENT AND PLAN OF MERGER AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS.


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1. APPROVAL AND ADOPTION of the Agreement and Plan of Merger ("Merger
   Agreement") dated April 30, 1999, among The WesterN SizzliN Corporation ("WesterN SizzliN"), Austins Steaks & Saloon, Inc. ("Austins") and Austins Acquisition Subsidiary ("Acquisition Subsidiary"). The Merger Agreement provides for the merger of WesterN SizzliN with the Acquisition Subsidiary, a newly formed Delaware corporation, as a result of which WesterN SizzliN will become a wholly owned subsidiary of Austins.

      FOR    AGAINST   ABSTAIN
      / /      / /      / /

2. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

Shares of Common Stock ______  _______

Shares of Series B Convertible Preferred Stock ________



Dated:____________________ , 1999

__________________________________
Signature of Stockholder

__________________________________
Signature of Stockholder


Please sign exactly as your name appears at the left. When signing as attorney, executor, administrator, trustee, guardian or conservator, give full title. All joint trustees must sign.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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